Exhibit 99.1

NEXMO, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2016 AND 2015 AND DECEMBER 31, 2015

Table of Contents

Page

Independent Auditor's Report	3

Consolidated Balance Sheets as of March 31, 2016 (Unaudited) and December 31, 2015 (Audited)	4

Consolidated Statements of Operations for the three month periods ended March 31, 2016 (Unaudited) and 2015 (Unaudited) and for the year ended December 31, 2015 (Audited)	5

Consolidated Statements of Change in Stockholders’ Deficit as of March 31, 2016 (Unaudited) and December 31, 2015 (Audited)	6

Consolidated Statements of Cash Flows for the three month periods ended March 31, 2016 (Unaudited) and 2015 (Unaudited) and for the year ended December 31, 2015 (Audited)	7

Notes to the Consolidated Financial Statements	8-16

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Nexmo Inc.

We have audited the accompanying consolidated financial statements of Nexmo Inc. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015 and the related consolidated statements of income, total comprehensive income, cash flows, and shareholders' equity for the year then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nexmo Inc. and subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

GRANT THORNTON UK LLP

London, UK
Date
August 17, 2016

NEXMO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,886,993	19,319,126
Accounts receivable, net of allowance	10,076,967	9,139,016
Prepaid expenses and other current assets	3,673,920	3,641,475
Total current assets	30,637,880	32,099,617
Property and equipment, net	776,242	827,156
Software, net	260,136	290,279
Restricted cash	367,095	350,000
Note Receivable	969,485	924,341
Total assets	$33,010,838	$34,491,393
Liabilities
Current liabilities:
Accounts payable	$9,062,228	$8,432,797
Accrued expenses	2,962,134	2,993,618
Deferred revenue, current portion	1,222,390	1,160,903
Total current liabilities	13,246,752	12,587,318
Total liabilities	13,246,752	12,587,318
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.00000005 par value; 53,000,000 shares authorized, of which 20,814,463 are issued and outstanding	1	1
Preferred Stock, $.001 par value; 22,953,137 shares authorized*, of which 22,081,792 are issued and outstanding	4,628	4,628
Additional paid-in capital	39,408,943	39,113,029
Accumulated deficit	(16,839,529)	(12,551,263)
Accumulated other comprehensive loss	(2,809,957)	(4,662,320)
Total stockholders' equity	19,764,086	21,904,075
Total liabilities, preferred stock, and stockholders' equity	$33,010,838	$34,491,393

* Liquidation Preference is Series D, Series C, Series B, Series A and Common stock.

The accompanying notes are an integral part of the consolidated financial statements.

NEXMO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)

Total revenues	$20,027,202	$11,730,447	$63,344,040

Operating Expenses:
Cost of service	15,146,416	9,312,792	49,378,889
Sales and marketing	3,618,021	3,186,297	14,194,854
Engineering and development	800,899	916,515	4,193,992
General and administrative	2,722,133	1,459,921	7,535,335
Depreciation and amortization	115,424	55,859	340,309
	22,402,893	14,931,384	75,643,379
Loss from operations	(2,375,691)	(3,200,937)	(12,299,339)
Other Income (Expense):
Interest income	3,285	1,195	23,816
Other income (expense), net	(1,915,860)	1,236,312	1,143,213
	(1,912,575)	1,237,507	1,167,029
Loss before income tax (expense) benefit	(4,288,266)	(1,963,430)	(11,132,310)
Income tax (expense) benefit	—	—	28,680
Net loss	(4,288,266)	(1,963,430)	(11,103,630)

The accompanying notes are an integral part of the consolidated financial statements.

NEXMO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF TOTAL COMPREHENSIVE INCOME

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)

Net loss	$(4,288,266)	$(1,963,430)	$(11,103,630)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,852,363	(2,634,230)	(1,879,529)
Total other comprehensive income (loss)	1,852,363	(2,634,230)	(1,879,529)
Comprehensive loss	$(2,435,903)	$(4,597,660)	$(12,983,159)

The accompanying notes are an integral part of the consolidated financial statements.

NEXMO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(4,288,266)	$(1,963,430)	$(11,103,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization and impairment charges	96,257	55,859	340,309
Amortization of intangibles	19,166	—	12,873
Share-based expense	269,436	—	559,159
Changes in operating assets and liabilities:
Accounts receivable	(937,950)	552,247	(2,022,063)
Prepaid expenses and other current assets	(49,540)	(119,034)	(2,000,399)
Other assets	(45,146)	1,047,766	903,686
Accounts payable	629,431	122,595	2,332,984
Accrued expenses	(31,485)	148,552	2,137,465
Deferred revenue	61,487	(193,540)	(5,269)
Net cash used in operating activities	(4,276,610)	(348,985)	(8,844,885)
Cash flows from investing activities:
Capital expenditures	(45,343)	(389,648)	(903,066)
Purchase of intangible assets	10,977	36,419	(140,134)
Net cash used in investing activities	(34,366)	(353,229)	(1,043,200)
Cash flows from financing activities:
Proceeds from exercise of stock options	26,479	10,301	15,891,534
Net cash provided by financing activities	26,479	10,301	15,891,534
Effect of exchange rate changes on cash	1,852,364	(2,634,230)	(1,879,529)
Net change in cash and cash equivalents	(2,432,133)	(3,326,143)	4,123,920
Cash and cash equivalents, beginning of period	19,319,126	15,195,206	15,195,206
Cash and cash equivalents, end of period	$16,886,993	$11,869,063	$19,319,126

The accompanying notes are an integral part of the consolidated financial statements.

NEXMO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Common Stock	Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance at December 31, 2014	$1	$1,940	$22,665,023	$(1,447,634)	$(2,782,791)	$18,436,539
Issuance of shares		2,688	15,888,847			15,891,535
Share-based expense			559,159			559,159
Foreign currency translation adjustment				$(11,103,629)		(11,103,629)
Net loss					$(1,879,529)	(1,879,529)
Balance at December 31, 2015	$1	$4,628	$39,113,029	$(12,551,263)	$(4,662,320)	$21,904,075
Stock option exercises			26,478			26,478
Share-based expense			269,436			269,436
Foreign currency translation adjustment					1,852,363	1,852,363
Net loss				(4,288,266)		(4,288,266)
Balance at March 31, 2016 (Unaudited)	$1	$4,628	$39,408,943	$(16,839,529)	$(2,809,957)	$19,764,086

The accompanying notes are an integral part of the consolidated financial statements.

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 1 - DESCRIPTION OF BUSINESS
Nexmo Inc. ("Nexmo" or the "Company") is a Delaware company founded in 2010 with business headquarters in San Francisco, California.
Nexmo provides innovative communication APIs that bridge traditional voice and text services with cloud communications. Nexmo enables applications and enterprises to make phone calls or send and receive text messages with ease to improve user experiences, no matter where in the world customers are located.
Nexmo provides customers with a cloud communications platform accessed through simple APIs to provide the following services:
•Messaging Services:            Deliver messages globally
•Voice Services:                Enable voice interactions anywhere globally
•Security and Authentication Services:     Verify users for customer acquisition and fraud
•Marketing:                Send marketing or CRM interactions to users
•Data and Network Insight:            Gain access to wealth of data to enable decisions
Nexmo Inc. has two 100% owned subsidiaries, Nexmo Limited and Nexmo Asia Pacific Limited in London UK and Hong Kong respectively, which provide management services to Nexmo Inc.
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation
The accompanying consolidated financial statements of Nexmo Inc. include the accounts of Nexmo Limited and Nexmo Asia Pacific Limited, its wholly owned subsidiaries (collectively, the "Group"). All intercompany balances and transactions have been eliminated on consolidation.
Reclassifications
Certain amounts previously reported within the Company's consolidated balance sheets, statements of operations and changes in stockholders' deficit have been reclassified to conform to the current period presentation and rules and regulations of SEC. These reclassifications had no impact on the Company's previously reported net income.
Basis of Preparation of Financial Statements
The Group maintains its accounting records in accordance with the legislative requirements of the country of incorporation of each of the Group’s companies. The accompanying consolidated financial statements have been prepared from those accounting records and adjusted as necessary to comply, in all material respects, with the requirements of accounting principles generally accepted in the United States of America (“US GAAP”).
The Directors are of the opinion that the market in which the Group operates continues to provide a sufficient level of sales opportunities to support its future operations. The Directors feel that the Group is adequately funded at present, and has adequate resources to continue operations and its further expansion plans for the foreseeable future.
The Directors have prepared forecasts which take in account the expected trading growth in 2016 and 2017. The forecasts demonstrate that the group has sufficient cash resources to allow it to continue in business for a period of at least twelve months from the date of approval of the financial statements and will continue to monitor the group’s needs going forwards in light of available cash resources.
As such, the Directors consider it appropriate for the accounts to be prepared on a going concern basis.
Functional and Reporting Currency
Functional currency of Nexmo Inc. is considered to be Euros. The functional currency of the foreign subsidiaries is their local currency, which is pounds sterling ("GBP") for Nexmo Limited in UK and Hong Kong Dollars (“HKD”) for Nexmo Asia Pacific Limited.
The accompanying consolidated financial statements have been prepared using the US dollar ("US$") as the Group’s reporting currency, utilizing period-end exchange rates for assets and liabilities, corresponding yearly average exchange rates for consolidated statement of income accounts. Certain balances have been converted using historical exchange rates.

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

Conversion rates used at the end of the periods are:

	3/31/2016		3/31/2015		12/31/2015
	Average	Period End	Average	Period End	Average	Period End
Euro to USD	1.103	1.139	1.11	1.086	1.110	1.086
GBP to USD	1.433	1.438	1.529	1.477	1.529	1.477
HKD to USD	0.129	0.129	0.129	0.129	0.129	0.129
SGD to USD	0.713	0.743	n/a	n/a	n/a	n/a
Use of Estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The Group routinely evaluates its estimates, including those related to bad debts, deferred taxes, contingencies and litigation. The Group bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Additionally, these estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
Cash and Cash Equivalents
All investments, including money market securities, with an original maturity of three months or less when acquired are considered to be cash equivalents. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be redeemed upon demand and bear minimal risk. We believe that the institutions that hold our instruments are financially sound and are subject to minimal credit risk.
Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from its customers. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Accounts receivable are written off when it becomes apparent based upon age or customer circumstances that such amount will not be collected during the year ended December 31, 2015, US$189,620 was written off as bad debts. There was nothing being written off during the three months ended March 31, 2016 and 2015. As of March 31, 2016 and 2015, and December 31, 2015, the provision for Bad debts were US$139,791, US$92,494, and US$139,791, respectively.
At March 31, 2016, there were 3 customers that made up 12%, 10%, and 8%, respectively, of total receivables amounting to US$3,047,278. They also make up 9%, 7%, and 4%, respectively, of total revenue for the three months ended March 31, 2016. At December 31, 2015, there were 3 customers that make up 17%, 12%, and 11%, respectively, of total receivables amounting to US$3,434,195. They also make up 13%, 7%, and 10%, respectively, of total revenue for the year ended December 31, 2015.
Concentrations of credit risk with respect to trade receivables are impacted by the large number of customers and their dispersion across geographic areas and the Group’s credit approval procedures and monitoring of customer balances.
Note Receivable
Note receivable consists of a promissory note which was issued on October 1, 2014. Interest is received at a fixed rate of 1.86% per annum, compounded annually on the unpaid balance. The interest receivable on the promissory note at December 31, 2015 was US$17,237.
Software Development Costs related to website
Software development costs related to our website are capitalized and amortized over the useful life of the asset.

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

Research and Development costs
In general, research and development costs are charged to the income statement as incurred. Research and Development costs for the periods are;

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015
Research & Development costs	$716,137	$450,941	$2,200,640
Property, Plant and Equipment
Property, plant and equipment, including investment property, is valued at cost less accumulated depreciation and impairment losses. Depreciation expense is recognized using the straight-line method. Residual values and useful lives are reviewed annually and, if expectations differ from previous estimates, adjusted accordingly. The following estimated useful lives are assumed:

Office equipment/Furniture	5 years
IT equipment	3 years
Website Development Costs	3 years
Prepaid Expenses
Prepaid Expenses includes supplier balances stated at the cost at which they were purchased on a product by product basis. It includes prepayments to suppliers and the balances of any unused messages.
Revenue Recognition
All revenue is recorded net of sales taxes that are collected and remitted by the Group.
There are two types of revenue activities. Trading and Platform as a service are considered separate business.
a)Platform Sales
Revenue is primarily derived from supplying messaging (Sms and Voice) services to customers. Revenue is recognized in the period when messages are sent by the customer, the collection of the respective receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.
Revenue is recognized based on the price on the website pricing page or as otherwise agreed with the customer.
The customer advance messaging balances have no expiration dates and the Group does not charge administrative fees for unused messages. The Group recognizes income on unused messages when it can be determined that the likelihood of the message being utilized is remote. The Group has not recognized any revenue from unused messages.
Customer advances at March 31, 2016 and December 31, 2015 were approximately US$1,222,000 and US$1,161,000, respectively.
Geographically, below is the breakdown of revenues for Platform business.

	Approximate % breakdown of total Revenue
	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015
	(Unaudited)	(Unaudited)
Region
EMEA	32%	22%	26%
ASIA	30%	39%	30%
US & LATAM	38%	39%	44%

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

b)Channel Sales
Our Trading customers operate within the communications industry as service providers or bulk SMS aggregators. Our trading customers will engage with Nexmo where we are able to deliver the most cost effective delivery of bulk SMS or voice messages to specific agreed locations. With trading business, we sell to trading specialists who are delivering voice or SMS messages on behalf of their customers. Typically, trade is based on single supply route and margins are effectively fixed at a deal level. The true value of the transaction to Nexmo is the margin that is earned. As such, for the trading business we record revenue on a net basis.
In 2015 we refined the definition of a trading customer to exclude customers who have a level of sophistication in their purchasing processes akin to a trading customer but who are the originators of the messages that are sent. This refinement provides for more clarity of definition and reduces management judgment in the determination.
Operating Leases
The accounting policy is to expense all costs associated with all operating leases on a straight-line basis over the life of the leases.
Share Based Plans
The Group has a stock compensation plan pursuant to which the Group’s owners may grant stock options or non-vested shares to officers, key employees or relevant other individuals. As of December 31, 2015, the Group had 8,715,730 options reserved in the Plan, of which 2,173,446 stock options were granted to employees in 2015. In most cases options vest with respect to the first 25% of the Shares when the employee completes 12 months of continuous service after the vesting commencement date and 2.01% each month thereafter until all options are fully vested after 48 months.
The Company calculates the fair value of stock options using the Black-Scholes-Merton option pricing valuation model, which incorporates various assumptions including volatility, expected life and risk-free interest rates. The fair value of restricted stock units is estimated as the estimated market value of common stock on the date of grant.
The assumptions used for the year ended December 31, 2015 and the resulting estimates of weighted- average fair value per share of options granted during that period, are as follows:

Weighted average/range of volatility	39%-71%
Risk free interest rate range	1.76% - 1.93%
Dividend rate	0%
Expected life of options	6.04 years
Weighted average fair value of options granted for juniors/senior managers/directors	US$0.737
The expected life of the options represents the estimated period of time from grant date until exercise date and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. Expected stock price volatility is based on a combination of estimated historical volatility of the Company’s stock and the one-year implied volatility of similar publicly traded options for the related vesting periods. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term. The Company has not paid dividends in the past and does not plan to pay any dividends in the near future.
The estimated fair value of stock-based compensation awards is amortized to expense on a straight-line basis over the requisite service periods. As stock-based compensation expense recognized is based on awards ultimately expected to vest, it is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s forfeiture rate was calculated based on its historical experience of awards which ultimately vested. See Note 7 for further discussion of the Company’s stock-based compensation.
Income Taxes
The Group accounts for income taxes under the asset and liability method, which requires deferred tax assets and liabilities to be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered and settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Group regularly evaluates the realizability of its deferred tax assets by assessing its forecasts of future

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

taxable income and reviewing available tax planning strategies that could be implemented to realize the deferred tax assets. Based on this, at December 31, 2015, there is no deferred assets recognized.
Recently Issued Accounting Standards
In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update
(“ASU”) 2015-17, Income Taxes - Balance Sheet Reclassification of Deferred Taxes (Topic 740). This ASU requires that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update are effective for private entities for financial statements issued for annual periods beginning after December 15, 2017, and interim periods with fiscal years beginning after December 15, 2018. Early adoption is permitted and the amendments may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company adopted this ASU in the fourth quarter of 2015 on a prospective basis and included the current portion of deferred tax assets within the non-current portion of deferred tax assets within our consolidated balance sheets. The Company did not adjust our prior period consolidated balance sheet as a result of the adoption of this ASU.
Advertising Expense
Total advertising expense for the three months ended March 31, 2016 and 2015, and the year ended December 31, 2015 were US$375,408, US$561,072, and US$1,908,460, respectively.
Pension Plan
Nexmo Ltd operates a defined contribution pension scheme insured by Legal & General. Employees can contribute a minimum of 2% of basic salary up to a maximum of £40,000 per annum. Nexmo Ltd matches contributions up to a maximum of 4%. Deductions are made through a salary sacrifice scheme. The default fund is the Multi-asset Lifestyle Profile but employees may switch funds after auto-enrolment. For Nexmo Inc, we have a 401k plan in place and in Hong Kong we operate a mandatory pension contribution scheme with equal contributions from employer and employees. For annual salaries of up to HK$ 360,000 the deduction is 5%, above this the mandatory contributions on both sides is 10%.
NOTE 3 - PREPAID ASSETS AND OTHER ASSETS
The components of prepaid assets are as follows at the end of the periods:

	March 31, 2016	December 31, 2015
Supplier deposit	$635,704	$597,382
Taxes receivable	1,229,709	1,239,230
Tenancy deposit	180,832	197,346
Prepayments	421,886	520,181
Prepaid cost of service	1,186,438	1,066,155
Staff Loans	19,351	21,181
Total prepaid assets	$3,673,920	$3,641,475
Prepaid cost of service account includes payments towards supplier service which has been paid but not been used as at March 31, 2016 and December 31, 2015.

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

	March 31, 2016	December 31, 2015
Office Equipment/Furniture	$402,234	$400,227
IT Equipment	335,617	302,145
Leasehold Property	438,957	449,453
Total Cost	1,176,808	1,151,825
Total Accumulated Depreciation	400,566	324,669
Net Book Value of Fixed Assets	$776,242	$827,156
Expenditures for normal maintenance and repairs are expensed as incurred. Depreciation on tangible assets is provided on a straight line method over the useful lives of assets estimated by management. Depreciation for assets purchased/sold during a period is proportionately charged. Intangible assets are amortized over their respective individual estimated useful lives on a straight line basis commencing from the date the asset is available to the company for its use. Depreciation and amortization methods, useful lives and residual values are reviewed periodically, including at each financial year end. Depreciation expenses for the three months ended March 31, 2016 and 2015, and the year ended December 31, 2015 were US$96,257, US$55,859, and US$327,435, respectively.
NOTE 5 - PREFERRED STOCK
During the year the Group issued 2,687,702 shares of US$.001 par value Series D preferred stock. These are non-participating, non-cumulative shares. These shares are convertible at a fixed price into common shares and have liquidation preference over common shares. No dividends were declared during the year.
A summary of our preferred stock in order of liquidation preference is as follows:

	Amount	Authorized	Issued and Outstanding
Series D	$15,813,363	3,559,047	2,687,702
Series C	17,850,773	8,857,230	8,857,230
Series B	2,999,999	7,978,720	7,978,720
Series A	330,000	2,558,140	2,558,140
Total	$36,994,135	22,953,137	22,081,792
NOTE 6 - INCOME TAXES
Current taxes are calculated based on profit/(loss) of the year in accordance with local tax laws. Expected tax payments and refunds for prior years are taken into account. Under the liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the income statement, unless related to items directly recognized in equity, in the period the new laws are enacted or subsequently enacted.
The components of income tax benefits are as follows for the year ended December 31, 2015:

2015
Current
Federal	$(85,030)
State	800
Foreign	55,550
Total current tax benefit	(28,680)
Total income tax benefit	$(28,680)

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

2015
Federal income tax at the statutory rate	$(3,896,309)
State taxes net of federal benefit	800
Permanent differences	(884,430)
Change in valuation allowance	5,026,181
Operating loss carry back	(85,030)
Difference in tax rates	(214,668)
Other	24,776
Total income tax benefit	$(28,680)
Effective tax rate	0.3%
Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax balances are related to net operating losses.
As of December 31, 2015, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately US$16,108,195 and US$2,726,324, respectively. The Company had net operating loss carry forwards for UK income tax purposes of approximately US$1,730,856. The federal net operating loss carry forwards begin to expire in 2034. The state net operating loss carry forwards begin to expire in 2034. The UK net operating loss carry forwards do not expire within a certain period.
The Group accounts for uncertain tax positions by recognizing the financial statement effects of a tax position when, based on the technical merits, it is “more-likely-than-not” that the tax position will be sustained upon examination. As of December 31, 2015 the Group has no unrecognized tax benefits, this is not anticipated to change in the twelve months ending December 31, 2016.
The Group may, from time to time, be assessed interest or penalties by major tax jurisdictions. In the event the Group receives an assessment of interest and/or penalties, the interest would be classified as interest expense while the penalties would be classified as operating expense.
The Group and its subsidiary are subject to the US Federal, California, UK and HK taxing jurisdiction. The statute of limitations for a particular tax year for examination by the Internal Revenue Service (“IRS”) is three years and four years for California. The UK tax authorities have two years in which to enquire into a UK tax return. Accordingly, there are multiple years open for examination.
NOTE 7 - STOCK OPTION ACTIVITY:
The following table summarizes stock option activity for the year ended December 31, 2015:

	Number of	Weighted Average
	Options	Exercise Price
Options outstanding, beginning of year	5,287,092	0.462
Granted	2,173,446	1.366
Exercised	(239,647)	0.326
Expired / terminated	(1,021,692)	0.629
Options outstanding, end of year	6,199,199	0.745
Options exercisable, end of year	2,578,604	0.368
Options expected to vest, end of year	3,531,635	1.032
The weighted average grant-date fair value of options granted for the year ended December 31, 2015 was US$0.737.

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2015:

		Weighted	Average		Weighted	Average
	Number of	Average	Remaining	Number of	Average	Remaining
Range of	Options	Exercise	Contractual	Options	Exercise	Contractual
Exercise Price	Outstanding	Price $	Life (Years)	Exercisable	Price $	Life (Years)
$0.108	1,615,680	0.108	1.04	1,363,633	0.108	1.06
$0.132	241,990	0.132	1.57	141,879	0.132	1.56
$0.705	2,494,620	0.705	3.28	1,034,786	0.705	2.16
$1.41	1,891,446	1.410	3.28	38,306	1.410	3.04
	6,243,736			2,578,604
The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2015, was US$4,120,440 and US$2,686,296 respectively. Aggregate intrinsic value represents the difference between the exercise price of the underlying stock option awards and the estimated market price of the Company’s common stock of US$1.41 on December 31, 2015.
At December 31, 2015, the Company had 3,620,595 unvested options outstanding with a weighted average exercise price of US$1.01 per share, weighted average fair value of US$0.51 per share and weighted average remaining contractual life of 2.69 years.
The Company has not granted any performance-based stock options.
The Company accounts for stock-based compensation using the fair-value method. The reported stock- based compensation for the three months ended March 31, 2016 and the year ended December 31, 2015 were US$269,436 and US$559,159, respectively, which were classified as an operating expense.
Related Party Transactions
The group does not have any relationships with any joint ventures and associates, besides its wholly owned subsidiaries.
Related Individuals
On October 1, 2014, the group appointed Trevor Healey as the Executive Chairman and Board of Director. Pursuant to the plan, he was issued and sold 1,221,220 shares at US$0.705 amounting to US$903,260.10. For this value, he undersigned a Promissory Note, to pay to Nexmo Inc the amount, with interest at a fixed rate of 1.86% per annum, compounded annually on the unpaid balance. The interest receivable on the promissory note at December 31, 2015 was US$17,237.
NOTE 8 - COMMITMENTS AND CONTINGENCIES
Litigation and Other
The Group has not been subject to any legal actions that management considers the outcome of which would have material impact on the financial statements.
Operating Leases
Operating leases with a remaining life in excess of 12 months at year end consist of two commercial leases on commercial properties, the first being the office of Nexmo Inc located at 217 Second Street San Francisco and the second being the office of Nexmo Limited located at 44 Featherstone Street London.
The lease on 217 Second Street San Francisco is for a period of 4 years, commencement date being June 15, 2014 and ceasing on June 18, 2018. Rent is payable in advance on the first day of each calendar month of the term. The lease on 44 Featherstone Street London is for a period of 5 years, commencement date being February 24, 2015 and ceasing on January 31, 2020. Annual rent is due in advance by way of four equal installments.
No other operating leases exceed 12 months.

NEXMO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2016 and 2015 (Unaudited) and December 31, 2015

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015
Rent Expenses	$354,167	$346,933	$1,604,905
Minimum lease payments over the next 5 years and thereafter at December 31, 2015 are as follows:

	2016	2017	2018	2019	2020
Rent Expenses	$1,061,313	$715,759	$482,898	$380,052	$31,671
NOTE 9 - SUBSEQUENT EVENTS
The Group has evaluated events after December 31, 2015, and through August 17, 2016, which is the date the financial statements were available to be issued.
On May 5, 2016 Vonage Holdings Corp. (NYSE: VG) has entered into a definitive agreement to acquire Nexmo, Inc. a global leader in the Communications Platform as a Service ("CPaaS") segment of the Cloud Communications market, for US$230 million in cash and stock. The deal closed on June 3, 2016.
Shortly after year end on January 27, 2016 Nexmo Pte Ltd was incorporated in Singapore and it is 100% owned by Nexmo Inc.